Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors and officers of BrightSource Energy, Inc. (the “Company”) hereby constitutes and appoints John M. Woolard, John F. Jenkins-Stark and Daniel Judge, each of them with power to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 in connection with the registration of shares of common stock of the Company and any and all amendments of such registration statement, including post-effective amendments, and to file the same, together with any and all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors and officers have signed their names hereto as of this 11th day of April 2011.

Signature	Title

/s/ John M. Woolard John M. Woolard	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John F. Jenkins-Stark John F. Jenkins-Stark	Chief Financial Officer (Principal Financial Officer)

/s/ Nicholas E. Brathwaite Nicholas E. Brathwaite	Director

/s/ John E. Bryson John E. Bryson	Director

/s/ Denis Cochet Denis Cochet	Director

/s/ J. Stephan Dolezalek J. Stephan Dolezalek	Director

/s/ James Eats James Eats	Director

/s/ David C. Fries David C. Fries	Director

/s/ Arnold Goldman Arnold Goldman	Director

/s/ Thomas O’Flynn Thomas O’Flynn	Director